Exhibit 99

FOR IMMEDIATE RELEASE	CONTACT:	Marsha J. Akin
Investor Relations
(630) 773-3800
www.ajg.com

ARTHUR J. GALLAGHER & CO. ANNOUNCES FOURTH QUARTER AND

FULL YEAR 2007 FINANCIAL RESULTS, INTENTION TO SELL REINSURANCE OPERATIONS,

RECORD ACQUISITIONS AND EXPENSE REDUCTION ACTIONS

ITASCA, IL, January 29, 2008 — Gallagher today reported its financial results for the quarter and full year ended December 31, 2007. A printer-friendly format is available at www.ajg.com.

Quarter Ended December 31

	Revenues			Pretax Earnings (Loss)			Diluted Net Earnings (Loss) Per Share
Segment	4th Q 07	4th Q 06	Chg	4th Q 07	4th Q 06	Chg	4th Q 07	4th Q 06	Chg
	$ in millions			$ in millions
Continuing Operations Before Litigation and Medical Plan Charges
Brokerage	$296.8	$272.5	9%	$47.5	$48.5	-2%	$0.32	$0.28	16%
Risk Management	118.6	99.3	19%	18.0	8.9	102%	0.13	0.05	136%

Total Brokerage & Risk Management	415.4	371.8	12%	65.5	57.4	14%	0.45	0.33	36%

Litigation and Medical Plan Charges
Brokerage	—	—		—	(13.6)		—	(0.08)
Risk Management	—	—		—	(2.9)		—	(0.01)
Financial Services	(5.4)	26.9		(15.6)	(22.1)		(0.08)	0.03

Total Continuing Operations	410.0	398.7		49.9	18.8		0.37	0.27
Discontinued Operations	—	—		—	—		(0.12)	(0.02)

Total Company	$410.0	$398.7		$49.9	$18.8		$0.25	$0.25

Year Ended December 31
	Revenues			Pretax Earnings (Loss)			Diluted Net Earnings (Loss) Per Share
Segment	Year 07	Year 06	Chg	Year 07	Year 06	Chg	Year 07	Year 06	Chg
	$ in millions			$ in millions
Continuing Operations Before Litigation and Medical Plan Charges
Brokerage	$1,114.2	$1,006.8	11%	$183.5	$172.3	7%	$1.15	$1.02	13%
Risk Management	443.5	401.3	11%	64.0	56.2	14%	0.41	0.35	18%

Total Brokerage & Risk Management	1,557.7	1,408.1	11%	247.5	228.5	8%	1.56	1.37	14%

Litigation and Medical Plan Charges
Brokerage	—	—		—	(13.6)		—	(0.08)
Risk Management	—	—		—	(2.9)		—	(0.02)
Financial Services	65.6	62.0		(47.4)	(57.5)		0.03	0.04

Total Continuing Operations	1,623.3	1,470.1		200.1	154.5		1.59	1.31
Discontinued Operations	—	—		—	—		(0.16)	—

Total Company	$1,623.3	$1,470.1		$200.1	$154.5		$1.43	$1.31

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Other Information	4th Q 07	4th Q 06	Year 07	Year 06
(dollars in millions except for per share data)
Shares repurchased	2,562,000	706,000	9,235,000	1,165,000
Number of acquisitions closed	8	3	21	11
Annualized revenue acquired	$44.6	$18.8	$99.3	$54.4
Book value per share			$7.78	$8.78
Corporate related borrowings at end of period			$400.0	$—

See notes to fourth quarter 2007 earnings release and non-GAAP financial measures on page 7 for information and reconciliations relating to certain non-GAAP information presented herein. Percentages used hereinafter are computed excluding 2006 non-recurring charges related to retail contingent commission litigation and changing medical plan administrators. Additionally, current and prior year amounts have been restated to reclassify the revenues and expenses of discontinued operations (as discussed below). The term EBITDA used herein represents pretax earnings from continuing operations before interest, depreciation and amortization expenses.

“In fourth quarter 2007, we undertook a strategic review of our operations and have made a determination to sell our global reinsurance operations,” said J. Patrick Gallagher, Jr., Chairman, President and Chief Executive Officer. “We are currently working on a potential sale of these operations and expect that the sale will be completed in early 2008. In addition, we intend to sell our small wholesale brokerage operation in Ireland during 2008. While the sale of these operations will reduce our top line revenues, it will have a favorable impact on the Brokerage Segment’s earnings and pretax margins.

“Our acquisition program had a record year in 2007. We closed 21 deals, 8 of which were in the fourth quarter—a strong finish to a great acquisition year that brought us almost $100 million in acquired annualized revenues. We expect our 2008 acquisition activity to be robust.

“Within our Brokerage Segment for the fourth quarter, our retail brokerage operations posted solid performance—revenue growth of 10.5% of which 1% was organic; 14.8% growth in pretax earnings; improved pretax margins by 0.8% and improved EBITDA margins by 1.6%. Unfortunately, this performance was entirely offset by weak results in our global wholesale brokerage operations, which posted 2.5% revenue growth (-4% organic) and pretax and EBITDA margins slid significantly. Results in our wholesale operations were adversely affected by lost business in our UK operations, foreign exchange, burn-in costs for new production teams in the UK and wind-down costs related to a couple of wholesale offices in the US.

“For the year, our retail brokerage operations posted revenue growth of 11.5% of which 3% was organic; 13.6% growth in pretax earnings; 16.7% growth in EBITDA; pretax margins improved 0.3% and EBITDA margins improved 1.0%. Our global wholesale brokerage operations posted 8.5% growth in revenues (0% organic) and pretax and EBITDA margins were down 4.7 % and 4.6%, respectively.

“We believe strict expense controls are necessary in a soft market and all of our operations are working hard to implement actions to control operating costs, to reduce headcount in our back office support functions and to reduce other workforce related costs.

“Our Risk Management Segment delivered excellent growth in the fourth quarter. Pretax and EBITDA margins expanded, even after considering one-time revenues and related costs. For the year, revenue growth was 10.5%, all of which is organic and pretax margins were 14.4%, up 0.4% over prior year. We have implemented margin improvement initiatives that will help us continue progress towards our targeted margin of 15%.

“For the year, our combined brokerage and risk management operations grew revenues 10.6% of which 5% was organic, pretax earnings were up 8.3% and earnings per share grew 13.9%.”

Expense Reduction Actions

Over the next 6 to 9 months, Gallagher expects to reduce its existing back office workforce by approximately 400 positions through attrition, and to a lesser extent targeted outplacements. In addition, Gallagher has adopted changes to other workforce related costs such as travel, entertainment, perquisites, compensation adjustments and other compensation elements that are expected to reduce its ongoing annualized costs. Special charges during 2008 for these initiatives are not expected to be significant.

Brokerage Segment Fourth Quarter Highlights – Excluding Discontinued Operations

•

Revenue growth of 9%, which included organic growth of 0%, in a soft insurance market. In addition, fourth quarter revenues include one-time gains of $4.1 million and $0.5 million related to sales of small books of business in 2007 and 2006, respectively.

•	Fourth quarter compensation expense ratio was 0.6% higher than 2006. The ratio was primarily impacted by increased operational management and administrative costs.

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Brokerage Segment Fourth Quarter Highlights – Excluding Discontinued Operations (continued)

•

Fourth quarter operating expense ratio was 0.4% higher than 2006. The ratio was primarily impacted by increased legal costs of 0.5%, increased business insurance costs of 0.5% and office closure costs of 0.4%, partially offset by savings in professional fees of 0.3%.

•

Pretax margin of 16%. The 1.8% margin decrease from 2006 resulted primarily from increased amortization of 0.3%, increased depreciation expense of 0.5% and the compensation and operating expense factors discussed above.

•	Fourth quarter effective tax rate was 36% in 2007 and 42% in 2006. The decrease in the effective rate from 2006 resulted primarily from a reduction in foreign statutory tax rates.

Discontinued Operations

The following shows historical earnings related to discontinued reinsurance brokerage and Irish wholesale operations excluding corporate overhead costs. These overhead costs have been reallocated within the continuing Brokerage Segment operations.

(dollars in millions except for per share data)	2003	2004	2005	2006	2007
Revenues	$58.0	$56.7	$55.0	$63.9	$51.8
Operating expenses	48.3	53.6	60.9	65.3	60.6

Pretax earnings (loss) before non-recurring items	9.7	3.1	(5.9)	(1.4)	(8.8)
Charge for claim handling costs	—	—	(9.8)	—	—
Write-down of unamortized intangible assets	—	—	—	—	(9.5)

Pretax earnings (loss) before non-recurring items	9.7	3.1	(15.7)	(1.4)	(18.3)
Provision (benefit) for income taxes	3.6	1.5	(5.2)	(1.5)	(2.5)

Net earnings (loss)	$6.1	$1.6	$(10.5)	$0.1	$(15.8)

Net earnings (loss) per share	$0.07	$0.02	$(0.11)	$—	$(0.16)

Risk Management Segment Fourth Quarter Highlights

•

Organic revenue growth was 16% excluding $3.5 million of non-recurring revenues related to the collection of a historical make-whole payment received in fourth quarter 2007. Domestic revenues were up 12%, reflecting new business production, improving claims activity and growth in ancillary revenues. International revenues were up 41%, reflecting strength in new business, growth from existing clients and the favorable impact of foreign exchange.

•

Fourth quarter compensation expense ratio was 3.3% lower than 2006. Excluding the impact of the non-recurring revenue discussed above, the ratio was 1.6% lower than 2006, primarily due to the organic revenue growth discussed above, decreased employee benefit costs of 1.6% and decreased temporary help costs of 0.7%, partially offset by increased incentive compensation costs of 2.5%.

•

Fourth quarter operating expense ratio was 2.5% lower than 2006. Excluding the impact of the non-recurring revenue discussed above, the ratio was 1.8% lower than 2006 primarily due to the organic revenue growth discussed above and decreased professional fees of 0.6%.

•	Pretax margin of 15%. Excluding the impact of the non-recurring revenue discussed above, the ratio was 3.6% higher than 2006 and resulted from the factors discussed above.

•	Fourth quarter effective tax rate was 34% in 2007 and 42% in 2006. The decrease in the effective rate from 2006 resulted primarily from a reduction in foreign statutory tax rates.

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Financial Services Segment Fourth Quarter Highlights

•

The law that provided for IRC Section 29 tax credits expired on December 31, 2007. However, the amount of tax credits recognized in 2007 is subject to estimation pending the IRS publishing final credit computation factors in April 2008. Gallagher does not expect final amounts to vary significantly from recorded estimates.

•

On January 17, 2007, Gallagher paid $2.7 million to financially hedge the risks associated with its costs to operate IRC Section 29 tax credit projects. The hedge was not intended to be a “perfect hedge” for accounting purposes; therefore, it was marked to market throughout 2007 until its sale on November 26, 2007 for $17.2 million. Pretax gains (losses) related to the hedge recognized in the first, second, third and fourth quarters of 2007 were $4.0 million, ($3.2 million), $3.8 million and $9.9 million, respectively.

•

Investment losses during the quarter included a $4.4 million reserve for a site reclamation bond related to an IRC Section 29 project and $5.5 million related to an investment made in a clean-energy venture.

Corporate Debt

•

In third quarter 2007 Gallagher completed an issuance of $400.0 million of senior unsecured notes through a private placement. The issuance was divided into two series: Series A for $100.0 million due in 2014 that bears interest at 6.26%; and Series B for $300.0 million due in 2017 that bears interest at 6.44%. The net proceeds of the offering were used for general corporate purposes including acquisitions and stock repurchases.

•

Gallagher also maintains a line of credit which it has drawn upon in the past for various purposes. Currently, Gallagher has a $450.0 million unsecured line of credit, of which $433.1 million was available at December 31, 2007 due to $16.9 million of outstanding letters of credit.

•

Fourth quarter 2007 interest expense related to corporate debt was $6.6 million. Interest income recognized in fourth quarter 2007 related to the invested proceeds from Gallagher’s $400.0 million private debt placement was $0.8 million. Both the interest income and expense were reported in the Financial Services Segment.

Income Taxes

•

Gallagher allocates the provision for income taxes to the Brokerage and Risk Management Segments as if those segments were preparing income tax provisions on a separate company basis. As a result, the provision for income taxes for the Financial Services Segment reflects the entire benefit to Gallagher of the IRC Section 29-related tax credits because that is the segment which produces the credits. Gallagher historically reported, and anticipates reporting for the foreseeable future, an effective tax rate of approximately 39% to 41% in both its Brokerage Segment and Risk Management Segments.

•

Gallagher’s consolidated effective tax rate for all of 2007 was 22.7% versus 16.9% for all of 2006. The increase in the effective tax rate from 2006 is primarily due to the impact of the higher tax credit phase-out in 2007. These effective tax rates are lower than the statutory tax rate due to the impact of the IRC Section 29-related tax credits, net of phase-outs of 66% and 33% in 2007 and 2006, respectively. The law that provided for IRC Section 29-related tax credits expired on December 31, 2007. Accordingly, Gallagher anticipates reporting in 2008 and thereafter, an annual consolidated effective tax rate of approximately 39% to 41%.

The company will host a webcast conference call on Wednesday, January 30, 2008 at 9:00 a.m. ET to further discuss these quarterly results. To listen, please go to www.ajg.com.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in thirteen countries and does business in more than 100 countries around the world through a network of correspondent brokers and consultants. Gallagher is traded on the New York Stock Exchange under the symbol AJG.

This press release may contain certain forward-looking statements relating to future results. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expected, depending on a variety of factors such as changes in worldwide and national economic conditions, changes in premium rates and in insurance markets generally and changes in securities and fixed income markets as well as developments in the areas of tax legislation. Please refer to our filings with the Securities and Exchange Commission, including Item 1, “Business – Information Concerning Forward-Looking Statements” and Item 1A, “Risk Factors”, of Gallagher’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for a more detailed discussion of these factors.

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Arthur J. Gallagher & Co.

Segment Statement of Earnings

(Unaudited - in millions except per share data)

	4th Q Ended Dec 31, 2007	4th Q Ended Dec 31, 2006	Year Ended Dec 31, 2007	Year Ended Dec 31, 2006
BROKERAGE SEGMENT
Commissions	$220.9	$208.9	$863.2	$790.4
Retail contingent commissions	0.7	0.4	4.1	2.5
Fees	65.5	56.5	216.8	186.4
Investment income and other	9.7	6.7	30.1	27.5

Revenues	296.8	272.5	1,114.2	1,006.8

Compensation	172.2	156.4	655.9	598.2
Operating	64.3	58.0	229.9	201.5
Depreciation	4.9	3.1	16.1	14.1
Amortization	7.9	6.5	28.8	20.7
Charge to change medical plan administrator	—	4.6	—	4.6
Retail contingent commission litigation charge	—	9.0	—	9.0

Expenses	249.3	237.6	930.7	848.1

Earnings before income taxes	47.5	34.9	183.5	158.7
Provision for income taxes	17.1	14.6	71.2	66.0

Net earnings	$30.4	$20.3	$112.3	$92.7

Diluted net earnings per share	$0.32	$0.20	$1.15	$0.94
Growth - revenues	9%	8%	11%	6%
Organic growth in commissions and fees (1)	0%	3%	2%	5%
Compensation expense ratio (2)	58%	57%	59%	59%
Operating expense ratio (3)	22%	21%	21%	20%
Pretax profit margin (4)	16%	18%	16%	17%
Effective tax rate	36%	42%	39%	42%

RISK MANAGEMENT SEGMENT
Fees	$117.3	$98.2	$439.4	$397.3
Investment income	1.3	1.1	4.1	4.0

Revenues	118.6	99.3	443.5	401.3

Compensation	68.2	60.4	255.7	233.0
Operating	29.6	27.3	112.1	102.1
Depreciation	2.7	2.6	11.2	9.5
Amortization	0.1	0.1	0.5	0.5
Charge to change medical plan administrator	—	2.9	—	2.9

Expenses	100.6	93.3	379.5	348.0

Earnings before income taxes	18.0	6.0	64.0	53.3
Provision for income taxes	6.1	2.5	24.4	21.3

Net earnings	$11.9	$3.5	$39.6	$32.0

Diluted net earnings per share	$0.13	$0.04	$0.41	$0.33
Growth - revenues	19%	4%	11%	8%
Organic growth in fees (1)	19%	4%	11%	8%
Compensation expense ratio	58%	61%	58%	58%
Operating expense ratio	25%	27%	25%	25%
Pretax profit margin (4)	15%	9%	14%	14%
Effective tax rate	34%	42%	38%	40%

FINANCIAL SERVICES SEGMENT
Investment income (loss):
Asset Alliance Corporation	$(0.7)	$0.4	$(4.8)	$(0.9)
IRC Section 29 Syn/Coal facilities	(5.8)	36.0	63.1	81.5
Other alternative energy investments	(0.5)	0.5	(0.1)	(1.3)
Real estate, venture capital and other investments	1.8	2.5	4.2	7.8

	(5.2)	39.4	62.4	87.1
Investment gains (losses)	(0.2)	(12.5)	3.2	(25.1)

Revenues	(5.4)	26.9	65.6	62.0

Investment expenses:
IRC Section 29 Syn/Coal facilities	0.7	39.8	82.5	92.5
Compensation, professional fees and other	2.8	5.0	12.5	11.2

	3.5	44.8	95.0	103.7
Interest	6.6	2.2	16.0	8.5
Depreciation	0.1	2.0	2.0	7.3

Expenses	10.2	49.0	113.0	119.5

Loss before income taxes	(15.6)	(22.1)	(47.4)	(57.5)
Benefit for income taxes	(8.4)	(24.9)	(50.1)	(61.2)

Net earnings (loss)	$(7.2)	$2.8	$2.7	$3.7

Diluted net earnings per share	$(0.08)	$0.03	$0.03	$0.04

See notes to fourth quarter 2007 earnings release and non-GAAP financial measures on page 7.

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Consolidated Statement of Earnings

(Unaudited - in millions except per share data)

	4th Q Ended Dec 31, 2007	4th Q Ended Dec 31, 2006	Year Ended Dec 31, 2007	Year Ended Dec 31, 2006
TOTAL COMPANY
Commissions	$220.9	$208.9	$863.2	$790.4
Retail contingent commissions	0.7	0.4	4.1	2.5
Fees	182.8	154.7	656.2	583.7
Investment income - Brokerage and Risk Management	11.0	7.8	34.2	31.5
Investment income - Financial Services	(5.2)	39.4	62.4	87.1
Investment gains (losses)	(0.2)	(12.5)	3.2	(25.1)

Revenues	410.0	398.7	1,623.3	1,470.1

Compensation	240.4	216.8	911.6	831.2
Operating	93.9	85.3	342.0	303.6
Investment expenses	3.5	44.8	95.0	103.7
Interest	6.6	2.2	16.0	8.5
Depreciation	7.7	7.7	29.3	30.9
Amortization	8.0	6.6	29.3	21.2
Charge to change medical plan administrator	—	7.5	—	7.5
Retail contingent commission litigation charge	—	9.0	—	9.0

Expenses	360.1	379.9	1,423.2	1,315.6

Earnings from continuing operations before income taxes	49.9	18.8	200.1	154.5
Provision (benefit) for income taxes	14.8	(7.8)	45.5	26.1

Earnings from continuing operations	35.1	26.6	154.6	128.4

Earnings (loss) on discontinued operations, net of income taxes	(11.7)	(2.0)	(15.8)	0.1

Net earnings	$23.4	$24.6	$138.8	$128.5

Diluted earnings from continuing operations per share	$0.37	$0.27	$1.59	$1.31
Diluted earnings (loss) on discontinued operations per share	(0.12)	(0.02)	(0.16)	—

Diluted net earnings per share	$0.25	$0.25	$1.43	$1.31

Dividends declared per share	$0.31	$0.30	$1.24	$1.20

Other Information
Basic weighted average shares outstanding (000s)	92,787	98,091	95,892	97,123
Diluted weighted average shares outstanding (000s)	93,698	99,382	97,079	98,401
Common shares repurchased (000s)	2,562	706	9,235	1,165
Annualized return on beginning stockholders' equity (5)			18%	17%
Number of acquisitions closed	8	3	21	11
Workforce at end of period (includes acquisitions)			9,102	8,533

Earnings From Continuing Operations Before Retail Contingent Commission Litigation Charge Investment (Gains) Losses, Charge to Change Medical Plan Administrator, Depreciation, Amortization and Stock Compensation Expense (6)

Earnings from continuing operations	$35.1	$26.6	$154.6	$128.4
Retail contingent commission litigation charge	—	9.0	—	9.0
Investment (gains) losses	0.2	12.5	(3.2)	25.1
Charge to change medical plan administrator	—	7.5	—	7.5
Depreciation	7.7	7.7	29.3	30.9
Amortization	8.0	6.6	29.3	21.2
Amortization of deferred comp and restricted stock	1.4	1.5	6.7	8.6
Stock compensation expense	2.7	3.8	12.3	16.0
Tax effect	(8.0)	(19.4)	(29.8)	(47.3)

Earnings from continuing operations before retail contingent commission litigation charge, investment (gains) losses, charge to change medical plan administrator, depreciation, amortization and stock compensation expense

	$47.1	$55.8	$199.2	$199.4

On a diluted per share basis	$0.50	$0.56	$2.05	$2.03

See notes to fourth quarter 2007 earnings release and non-GAAP financial measures on page 7.

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Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Dec 31, 2007	Dec 31, 2006
Cash and cash equivalents	$255.9	$208.0
Restricted cash	601.4	588.9
Unconsolidated investments - current	7.5	49.2
Premiums and fees receivable	1,303.7	1,422.3
Other current assets	107.3	107.8

Total current assets	2,275.8	2,376.2

Unconsolidated investments - noncurrent	26.3	32.5
Fixed assets related to consolidated investments - net	1.9	32.5
Other fixed assets - net	86.0	70.6
Deferred income taxes	292.6	286.8
Other noncurrent assets	118.0	91.8
Goodwill - net	440.6	316.6
Amortizable intangible assets - net	315.6	213.1

Total assets	$3,556.8	$3,420.1

Premiums payable to insurance and reinsurance companies	$1,874.0	$1,958.8
Accrued compensation and other accrued liabilities	281.3	316.4
Unearned fees	44.1	39.7
Income taxes payable	—	51.0
Other current liabilities	32.8	26.5
Corporate related borrowings - current	—	—
Investment related borrowings - current	—	8.9

Total current liabilities	2,232.2	2,401.3
Corporate related borrowings - noncurrent	400.0	—
Investment related borrowings - noncurrent	—	25.9
Other noncurrent liabilities	209.1	128.8

Total liabilities	2,841.3	2,556.0

Stockholders' equity:
Common stock - issued and outstanding	92.0	98.4
Capital in excess of par value	120.2	285.7
Retained earnings	495.9	475.0
Accumulated other comprehensive earnings	7.4	5.0

Total stockholders’ equity	715.5	864.1

Total liabilities and stockholders' equity	$3,556.8	$3,420.1

Other Information
Book value per share	$7.78	$8.78

Notes to Fourth Quarter 2007 Earnings Release and Non-GAAP Financial Measures

Non-GAAP Financial Measures

This exhibit contains supplemental non-GAAP financial information within the meaning of Regulation G of the SEC's rules. Consistent with Regulation G, a description of such information is provided below and a reconciliation of certain of such items to U.S. generally accepted accounting principles (GAAP) is provided elsewhere in this press release. Gallagher believes the items described below provide meaningful additional information, which may be helpful to investors in assessing certain aspects of Gallagher's operating performance and financial condition that may not be otherwise apparent from GAAP. Industry peers provide similar supplemental information, although they may not use the same or comparable terminology and may not make identical adjustments. This non-GAAP information should be used in addition to, but not as a substitute for, the GAAP information.

Non-GAAP Measures Defined

(1)	Organic growth excludes the first twelve months of net commission and fee revenues generated from the acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to determine the revenue growth that is associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic growth excludes contingent commission revenues.

(2)	Represents compensation expense divided by total revenues, excluding charge to change medical plan administrator.

(3)	Represents operating expenses divided by total revenues, excluding charge to change medical plan administrator and retail contingent commission litigation charge.

(4)	Represents pretax earnings divided by total revenues, excluding charge to change medical plan administrator and retail contingent commission litigation charge.

(5)	Represents year-to-date net earnings divided by total stockholders' equity as of the beginning of the year.

(6)	Represents earnings from continuing operations before the after-tax effect of the impact of retail contingent commission litigation charge, investment gains (losses), charge to change medical plan administrator, depreciation, amortization, amortization of deferred compensation and restricted stock expense and stock compensation expense.

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Arthur J. Gallagher & Co.

Unconsolidated Investment Summary

(Unaudited - in millions)

	December 31, 2007			December 31, 2006
	Current	Noncurrent	Funding Commitments	Current	Noncurrent
Direct and indirect investments in Asset
Alliance Corporation (AAC) (1):
Common stock	$—	$9.2	$—	$—	$13.7
Preferred stock (2)	5.3	—	—	13.4	—
Indirectly held	—	0.5	—	—	1.1

Total AAC	5.3	9.7	—	13.4	14.8

Alternative energy investments:
IRC Section 29 Syn/Coal production net receivables	1.6	—	—	25.7	—
IRC Section 29 Syn/Coal unamortized assets	—	—	—	6.6	—
Equity interest in biomass projects and pipeline	0.3	8.8	—	0.1	9.5
Clean energy related ventures	0.1	0.8	0.5	—	0.6

Total alternative energy investments	2.0	9.6	0.5	32.4	10.1

Real estate, venture capital and other investments	0.2	7.0	0.8	3.4	7.6

Total unconsolidated investments	$7.5	$26.3	$1.3	$49.2	$32.5

(1)	On January 8, 2008, AAC entered into a reverse merger agreement with Tailwind Financial, Inc (AMEX: TNF) (Tailwind). In this transaction, Tailwind will issue its common stock in exchange for 100% of the common stock of AAC in the proposed transaction. At closing, Tailwind will issue 10.6 million shares to AAC shareholders. An additional 2.5 million shares will be issued to AAC shareholders if certain earnout based performance milestones are met after a three year period. The proposed share amounts issued equate to a purchase price for AAC of $85.0 million plus an earnout of $20.0 million assuming an $8.00 price per Tailwind share. Current Tailwind shareholders will retain approximately 65% ownership in the surviving entity. The shares owned by AJG will be subject to trading restrictions. The contemplated transaction is subject to approvals by AAC and Tailwind shareholders and the SEC.
(2)	AAC redeemed $5.0 million, $3.0 million and $2.3 million of Gallagher’s AAC preferred stock investment on July 16, 2007, December 28, 2007 and January 15, 2008, respectively. AAC is contractually obligated to repurchase the remaining balance of Gallagher’s preferred stock investment in AAC by January 25, 2009.

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